Exhibit 99.1

Media Contact	June 7, 2022
Casey Winger, 205 447-6410
casey.winger@encompasshealth.com

Investor Relations Contact
Mark Miller, 205 970-5860
mark.miller@encompasshealth.com

Encompass Health issues full-year 2022 guidance for
Encompass Health and Enhabit

BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC) (“Encompass Health” or the “Company”), today issued separate full-year 2022 guidance for its inpatient rehabilitation business and its home health and hospice business (“Enhabit”). The Company is also updating its 2022 consolidated guidance.
Encompass Health expects to spin off Enhabit to form an independent, publicly traded company on July 1, 2022, subject to customary conditions, including the effectiveness of a Form 10 registration statement, regulatory approvals and receipt of a favorable IRS private letter ruling. With the expected distribution date less than a month away, the Company is providing separate full-year 2022 guidance for both Encompass Health and Enhabit. This guidance reflects the challenging operating environment and the expectation of substantial improvement in the second half of the year.
2022 Encompass Health consolidated guidance*

	2022 Prior Guidance	2022 Updated Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$5,380 to $5,500	$5,330 to $5,420
Adjusted EBITDA	$1,015 to $1,065	$1,005 to $1,045
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.83 to $4.19	$3.76 to $4.05
*Consolidated guidance assumes the continuation of the current structure of the business for 2022 and excludes nonrecurring costs incurred in 2022 related to the spin off of Enhabit, including rebranding and professional fees.

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2022 Separate company guidance
Encompass Health (Inpatient Rehabilitation)

2022 Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$4,250 to $4,300
Adjusted EBITDA	$820 to $840
Adjusted earnings per share from continuing operations attributable to Encompass Health	$2.77 to $2.91
Guidance considerations for Encompass Health
Encompass Health will operate a single reportable segment: inpatient rehabilitation.
Guidance considerations include:
•An increase of 1.9% in Medicare pricing, prior to the resumption of sequestration
•Revenue reserves related to bad debt of approximately 2.0% of net operating revenues
•Salaries and benefits per FTE (inclusive of agency staffing costs, sign-on and shift bonuses) is expected to increase by approximately 5%. Staffing constraints and elevated costs are expected to continue in 2022 with improvement heavily skewed toward the second half of the year.
•Pre-opening and new-store ramp-up costs of $10 million to $13 million
•Reduction in general and administrative costs of $1 million to $3 million associated with the transition services agreement with Enhabit
•Interest expense of $150 million to $160 million, assuming the receipt of approximately $570 million from Enhabit with the proceeds used to pay down Encompass Health debt
•Tax rate of approximately 26%
•Diluted share count of approximately 100 million shares
•Guidance excludes nonrecurring costs related to the separation of Enhabit.
•Following the separation, the home health and hospice segment will be reflected as a discontinued operation and excluded from revenue, adjusted EBITDA and adjusted earnings per share on a retrospective basis for all periods presented.

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Enhabit (Home Health and Hospice)

2022 Guidance
(In Millions, Except Per Share Data)
Net service revenue	$1,080 to $1,120
Adjusted EBITDA	$165 to $185
Adjusted earnings per share attributable to Enhabit	$1.64 to $2.01
Guidance considerations for Enhabit
Enhabit will operate two reportable segments: home health and hospice.
Guidance considerations include:
Home Health
•An increase of 3.4% in Medicare pricing prior to resumption of sequestration
•Cost per visit increase of 4% to 5%
Hospice
•Capacity constraints related to staffing early in 2022 led to a decline in hospice referrals; recovery of volumes has been slower than anticipated.
•An increase of 2.0% in Medicare pricing prior to resumption of sequestration
•Cost per patient day increase of 3% to 4%
Consolidated
•Incremental general and administrative costs of $22 million to $24 million(1)
•Incremental expense of $2 million to $3 million for de novo locations
•Initial funded debt of approximately $570 million, resulting in interest expense of $7 million to $12 million
•Tax rate of approximately 26%
•Diluted share count of approximately 50 million shares
•Guidance excludes nonrecurring costs related to the separation from Encompass Health.
•Guidance assumes substantial improvement in operating trends in the second half of the year.
(1) The incremental G&A costs for Enhabit on a full-year basis are expected to be $26 million to $28 million, with that run rate achieved by the end of FY 2023. Enhabit’s FY 2022 incremental G&A is expected to be lower than this range due to the lower cost of overhead allocated from Encompass Health prior to the separation date.
Please refer to the Enhabit Form 10 filed May 25, 2022 for additional information.

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2022-2026 Growth targets
Encompass Health 2022-2026 growth targets
•6 to 10 de novos per year
•100 to 150 bed additions per year
•6% to 8% discharge CAGR
Enhabit 2022-2026 growth targets
•Approximately 10% home health admissions CAGR
•10% to 15% hospice admissions CAGR
•$50 million to $100 million in acquisitions per year
Cash dividends on common stock
Encompass Health anticipates continuing to pay a cash dividend on its common stock following the spin off of Enhabit. The amount of such dividends will be determined at the discretion of Encompass Health’s board of directors and is expected to decrease from its current level to reflect the separation of Enhabit.
Enhabit does not anticipate paying a cash dividend on its common stock.
Other information
For additional considerations regarding Encompass Health’s and Enhabit’s 2022 guidance, see the supplemental information posted on Encompass Health’s website at http://investor.encompasshealth.com.
Excluding net operating revenues, Encompass Health and Enhabit do not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the companies or otherwise not indicative of ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the companies believe to be not indicative of ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to results computed in accordance with GAAP.

However, the following reasonably estimable GAAP measures for 2022 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

Consolidated
•Interest expense and amortization of debt discounts and fees - estimate of $157 million to $172 million
•Amortization of debt-related items - approximately $10.3 million

Encompass Health
•Interest expense and amortization of debt discounts and fees - estimate of $150 million to $160 million
•Amortization of debt-related items - approximately $10 million

Enhabit
•Interest expense and amortization of debt discounts and fees - estimate of $7 million to $12 million
•Amortization of debt-related items - approximately $0.3 million

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About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 149 hospitals and 252 home health locations and 99 hospice locations in 42 states and Puerto Rico, the Company provides high-quality, cost-effective integrated healthcare. Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter, Instagram and Facebook.

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Forward-Looking Statements
Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to the timing and effects, such as the tax-free treatment, the incremental costs, transition service agreement revenue, and interest expense of the spin off and rebranding of the home health and hospice business and its impact on the business model, outlook and guidance, growth targets, the nature of the COVID-19 pandemic and its impact on Encompass Health’s and Enhabit's business and financial assumptions, legislative and regulatory developments, financial guidance, balance sheet and cash flow plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health and Enhabit, through senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health and Enhabit undertake no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health’s and Enhabit's plans to repurchase debt or equity securities, dividend strategies, effective income tax rates, business strategy, financial plans, future financial performances, projected business results or models, ability to return value to shareholders, projected capital expenditures, leverage ratio, growth targets, acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health and Enhabit include, but are not limited to, the possibility that the sum of the values of Encompass Health and Enhabit after separation does not exceed that of the consolidated company due to, among other things, market, regulatory and other factors; the spin off does not occur as anticipated; the potential for disruption to either company's business resulting from the preparation for the spin off, the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; actions to be taken by either company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; either company's infectious disease prevention and control efforts; the demand for either company's services, including based on any downturns in the economy, consumer confidence, or the capital markets and unemployment among family members; the price of Encompass Health’s and Enhabit's common stock as it affects that company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health and Enhabit, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health’s and Enhabit's ability to attract and retain key management personnel; any adverse effects on Encompass Health’s and Enhabit's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health’s and Enhabit's or its vendors' information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health’s and Enhabit's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health’s and Enhabit's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the Patient-Driven Groupings Model for home health) and Encompass Health’s and Enhabit's ability to adapt operations

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to those changes; competitive pressures in the healthcare industry and Encompass Health’s and Enhabit's response thereto; Encompass Health’s and Enhabit's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health’s and Enhabit's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health’s and Enhabit's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health’s and Enhabit's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health’s and Enhabit's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by the pandemic, and the impact on Encompass Health’s and Enhabit's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims, including claims associated with patient and employee exposures to COVID-19, and Encompass Health’s and Enhabit's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health’s and Enhabit's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2021 and Form 10-Q for the quarter ended March 31, 2022 and Enhabit’s Form 10.

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